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Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-219724

The information in this prospectus supplement is not complete and may change. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 27, 2018

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated August 17, 2017)

$

IBM Credit LLC

$            Floating Rate Notes due

$                    % Notes due

        Interest on the Floating Rate Notes due                        payable quarterly on                        ,                         ,                         and                          at a floating rate of three month LIBOR plus        %.

        Interest on the        % Notes due                        payable semi-annually in arrears on                        and                         .

        The Floating Rate Notes due                        may not be redeemed prior to maturity. The        % Notes due                        are redeemable in whole or in part at the option of IBM Credit LLC, as set forth in this prospectus supplement.

Per Floating Rate Note	Total	Per % Note due	Total

Price to Public(1)%	$	%	$

Underwriting Discounts and Commissions %	$	%	$

Proceeds to Company(1)%	$	%	$

(1)
Plus accrued interest from November     , 2018.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

        The Underwriters expect to deliver the Notes to purchasers in book-entry form only through The Depository Trust Company, for the benefit of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, on November     , 2018, which will be the third business day following the date of the pricing of the Notes (T+3). This settlement date may affect trading of the Notes. See "Underwriting."

Joint Bookrunning Managers

HSBC	RBC Capital Markets	SMBC Nikko	Wells Fargo Securities

November     , 2018

        We have not, and the underwriters have not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

        The Notes are offered globally for sale in those jurisdictions in the United States and elsewhere where it is lawful to make such offers. See "Offering Restrictions."

        The distribution of this prospectus supplement and accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See "Offering Restrictions."

S-i

FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus supplement and the accompanying prospectus may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. These statements, by their nature, address matters that are uncertain to different degrees. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Words such as "anticipates," "believes," "expects," "estimates," "intends," "plans," "projects" and similar expressions, may identify such forward-looking statements. Any forward-looking statement in this prospectus supplement or the accompanying prospectus speaks only as of the date on which it is made. We assume no obligation to update or revise any forward-looking statements. In accordance with the Reform Act, set forth under "Risk Factors" on page S-3 are cautionary statements that accompany those forward-looking statements. Readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and from historical trends. Those cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this prospectus supplement or the accompanying prospectus, including those statements incorporated by reference.

IBM CREDIT LLC

        IBM Credit LLC, a Delaware limited liability company (IBM Credit, the company, we or us), is an indirect, wholly owned subsidiary of International Business Machines Corporation (IBM). All of the limited liability company interests in IBM Credit LLC are owned by IBM GF International Holdings LLC, a Delaware limited liability company (the Member), which is also an indirect, wholly owned subsidiary of IBM. IBM Credit is engaged in providing financing solutions for information technology (IT) hardware, software and services.

        IBM Credit was originally established as a subsidiary of IBM to provide financing solutions and remanufacturing and remarketing operations, in each case primarily for IBM products sold in the United States. Today, the company maintains a global organizational structure aligned with its operating segments, Client Financing and Commercial Financing. Client Financing primarily provides financing to end-user clients, which consist primarily of large, medium-sized and small corporations and other businesses, for their purchase of IBM products and services and original equipment manufacturers' (OEM) IT products and services, in each case in order to finance clients' total solution requirements. Client Financing also provides loans to IBM to finance the acquisition of IT assets used in client services contracts. We believe that the financing arrangements are predominantly for products and services that are critical to the end-user clients' business operations. Commercial Financing provides working capital financing to suppliers, distributors and resellers of IBM and OEM IT products and services.

        IBM Credit has the benefit of both deep knowledge of the company's and IBM's client base and insight into the hardware, software and services traditionally financed. These factors allow us to effectively manage two of the major risks associated with financing: credit and residual value. These risks and others are discussed more fully, under the heading "Risk Factors" on page S-3 of this prospectus supplement. We also maintain long-term relationships with our clients through various stages of the IT asset life cycle—including initial purchase, technology upgrades and end-of-lease asset disposition.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC's web site at (http://www.sec.gov).

        The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding any portion of such documents that are "furnished" but not "filed" for purposes of the Exchange Act) until our offering is completed:

  i.
  Annual Report on Form 10-K for the year ended December 31, 2017;

  ii.
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018; and

  iii.
  Current Reports on Form 8-K filed (but not those portions of those reports which were furnished) on January 30, 2018, February 5, 2018, April 20, 2018, July 20, 2018, July 23, 2018 and October 22, 2018.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and at no cost, a copy of the documents referred to above that we have incorporated by reference into this prospectus supplement and the accompanying prospectus. You can request copies of such documents if you write us at the following address:

IBM Credit LLC
1 North Castle Drive
Armonk, NY 10504
Attention: Office of External Financial Reporting

or call us at 914-765-1900.

 RISK FACTORS

        Before you invest in securities issued by IBM Credit, you should carefully consider the risks involved. Accordingly, you should carefully consider:

  •
  the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors set forth below;

  •
  the risks described in our Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, each of which is incorporated by reference into this prospectus; and

  •
  other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC.

        The discussion of risks related to our business or the debt securities contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus comprises material risks of which we are aware. If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer.

        The potential phasing out of LIBOR after 2021 may adversely affect the value of the Floating Rate Notes.    On July 27, 2017, the UK Financial Conduct Authority ("FCA") announced that it will no longer persuade or compel banks to submit rates for the calculation of the LIBOR rates after 2021 (the "FCA Announcement"). It is not possible to predict the effect of the FCA Announcement, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR, including to the rules promulgated by the FCA in relation thereto, that will be enacted in the UK and elsewhere, which may adversely affect the trading market for LIBOR based securities, including the Floating Rate Notes, or result in the phasing out of LIBOR as a reference rate for securities. In addition, any changes announced by the FCA (including the FCA Announcement), ICE Benchmark Administration Limited as independent administrator of LIBOR or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the level of interest payments and the value of the Floating Rate Notes may be affected. Further, uncertainty as to the extent and manner in which the UK government's recommendations following its review of LIBOR in September 2012 will continue to be adopted and the timing of such changes may adversely affect the current trading market for LIBOR based securities and the value of the Floating Rate Notes.

USE OF PROCEEDS

        The net proceeds from the sale of the Notes after deducting underwriting discounts and commissions and expenses to be paid by IBM Credit are estimated to be approximately $            and will be used for general corporate purposes.

 DESCRIPTION OF NOTES

        The following description of the particular terms of the Notes supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

General

        The Floating Rate Notes due                        (the "Floating Rate Notes") and the        % Notes due                        (the "Fixed Rate Notes" and, together with the Floating Rate Notes, the "Notes") will be issued under an Indenture (the "Indenture") dated as of September 8, 2017, between IBM Credit and The Bank of New York Mellon Trust Company, N.A., as Trustee, the form of which is filed as an exhibit to the Registration Statement of which the accompanying prospectus is a part. The Floating Rate Notes and the Fixed Rate Notes will each be a separate series (each, a "series") of debt securities under the Indenture for purposes of, among other things, payment of principal and interest, events of default and consents to amendments to the Indenture. The Notes will be unsecured and will have the same rank as all of IBM Credit's other unsecured and unsubordinated debt. The Floating Rate Notes will mature on                  ,                  . The Fixed Rate Notes will mature on                  ,                  .

        The Fixed Rate Notes will be subject to defeasance and covenant defeasance as provided in "Description of the Debt Securities—Satisfaction and Discharge; Defeasance" in the accompanying prospectus. The Notes will be issued in denominations of $100,000 and multiples of $1,000 in excess thereof.

        IBM Credit may, without the consent of the holders of Notes of any series, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Notes of that series, provided, however, that no such additional notes may be issued unless such additional notes are fungible with the Notes of such series for U.S. federal income tax purposes. Any additional notes having such similar terms, together with the Notes of such series, will constitute a single series of notes under the Indenture. No additional notes may be issued if an event of default has occurred with respect to the Notes of such series.

Interest

        The Fixed Rate Notes will bear interest from November     , 2018, at the rate of interest stated on the cover page of this prospectus supplement. Interest on the Fixed Rate Notes will be payable semi-annually in arrears on                        and                         of each year, commencing                        , 2019 to the persons in whose names such Notes are registered at the close of business on the fifteenth calendar day preceding each                        or                         . Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        The Floating Rate Notes will bear interest from November     , 2018, at the floating rate of interest described below. Interest on the Floating Rate Notes will be payable quarterly in arrears on                        ,                         ,                         and                         of each year, commencing                        , 2019, to the persons in whose names the Floating Rate Notes are registered at the close of business on the fifteenth calendar day preceding each                        ,                         ,                         or                         .

        Interest on the Floating Rate Notes will accrue from and including November     , 2018, to but excluding the first interest payment date, and then from and including the most recent interest payment date to which interest has been paid or duly provided for, to but excluding the next interest payment date or maturity date, as the case may be. We refer to each of these periods as an "interest period." The amount of accrued interest that we will pay for any interest period can be calculated by multiplying the face amount of the Floating Rate Notes by an accrued interest factor. This accrued interest factor is computed by adding the interest factor calculated for each day from November     , 2018, or from the last date we paid interest to you, to the date for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360.

        When we use the term "London business day," we mean any day on which dealings in United States dollars are transacted in the London interbank market. A "business day" means any day except a Saturday, a Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close. In the event that any interest payment date (other than the maturity date) and interest reset date for the Floating Rate Notes would otherwise fall on a day that is not a business day, that interest payment date and interest reset date will be postponed to the next day that is a business day. If the postponement would cause the day to fall in the next calendar month, the interest payment date and interest reset date will be the immediately preceding business day.

        The interest rate on the Floating Rate Notes will be calculated by the calculation agent appointed by us, initially The Bank of New York Mellon Trust Company, N.A., and will be equal to LIBOR plus        %. The calculation agent will reset the interest rates on each interest payment date and on November     , 2018, each of which we refer to as an "interest reset date." The second London business day preceding an interest reset date will be the "interest determination date" for that interest reset date. The interest rate in effect on each day that is not an interest reset date will be the interest rate determined as of the interest determination date pertaining to the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date pertaining to that interest reset date.

        "LIBOR" will be determined by the calculation agent in accordance with the following provisions:

  (a)
  With respect to any interest determination date, LIBOR will be the rate for deposits in United States dollars having a maturity of the Index Maturity commencing on the first day of the applicable interest period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on that interest determination date. If no rate appears, LIBOR for that interest determination date will be determined in accordance with the provisions described in (b) below.

  (b)
  With respect to an interest determination date on which no rate appears on Reuters Screen LIBOR01 Page, as specified in (a) above, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent (after consultation with IBM Credit), to provide the calculation agent with its offered quotation for deposits in United States dollars for the Index Maturity, commencing on the first day of the applicable interest period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the interest determination date by three major banks in The City of New York selected by the calculation agent (after consultation with IBM Credit) for loans in United States dollars to leading European banks, having an Index Maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If, however, the banks selected by the calculation agent are not providing quotations in the manner described by the previous sentence, LIBOR determined as of that interest determination date will be LIBOR in effect on that interest determination date.

        "Reuters Screen LIBOR01 Page" means the display designated as the Reuters Screen LIBOR01 Page, or such other screen as may replace the Reuters Screen LIBOR01 Page on the service or any successor service as may be nominated for the purpose of displaying London interbank offered rates for United States dollar deposits by ICE Benchmark Administration Limited ("IBA") or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London interbank offered rate in the event that IBA or its successor no longer does so.

        The "Index Maturity" will be three months.

        All percentages resulting from any calculation of the interest rate on the Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward). Each calculation of the interest rate on the Floating Rate Notes by the calculation agent will (in the absence of manifest error) be final and binding on the noteholders and IBM Credit.

        So long as any of the Floating Rate Notes remain outstanding, there will at all times be a calculation agent. If that bank is unable or unwilling to continue to act as the calculation agent or if it fails to calculate properly the interest rate on the Floating Rate Notes for any interest period, we will appoint another leading commercial or investment bank to act as calculation agent in its place. The calculation agent may not resign its duties without a successor having been appointed.

Optional Redemption

        The Fixed Rate Notes will be redeemable, as a whole or in part, at IBM Credit's option, at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice to holders of the Notes to be redeemed given in accordance with "Description of the Debt Securities—Notices to Holders" in the accompanying prospectus, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date; or

  •
  the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted, on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below, plus            basis points, plus accrued and unpaid interest, if any, to the redemption date.

        "Treasury Rate" means, with respect to any redemption date for the Fixed Rate Notes:

  •
  the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for such Fixed Rate Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month; or

  •
  if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

        The Treasury Rate will be calculated on the third business day preceding the redemption date.

        "Comparable Treasury Issue" with respect to the Fixed Rate Notes means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Fixed Rate Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Fixed Rate Notes.

        "Independent Investment Banker" means one of the Reference Treasury Dealers, to be appointed by IBM Credit.

        "Comparable Treasury Price" means, with respect to any redemption date:

  •
  the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or

  •
  if IBM Credit obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by IBM Credit.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by IBM Credit, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to IBM Credit by such Reference Treasury Dealer at 3:30 p.m., New York City time on the third business day preceding such redemption date.

        "Reference Treasury Dealer" means (1) each of HSBC Securities (USA) Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, or a Primary Treasury Dealer selected by any of them, and their respective successors and (2) a Primary Treasury Dealer selected by SMBC Nikko Securities America, Inc.; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer, which we refer to as a "Primary Treasury Dealer," IBM Credit will substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

        "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

        On and after the redemption date of the Fixed Rate Notes, interest will cease to accrue on such Notes or any portion thereof called for redemption, unless IBM Credit defaults in the payment of the redemption price and accrued interest. On or before the redemption date, IBM Credit will deposit with a paying agent, or the trustee, money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Fixed Rate Notes are to be redeemed, the Fixed Rate Notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

        The Floating Rate Notes may not be redeemed prior to maturity.

Book-Entry, Delivery and Form

        The Notes of each series will be issued in the form of one or more fully registered Global Notes (the "Global Notes") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary" or "DTC") and registered in the name of Cede & Co., the Depositary's nominee. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary.

        Investors may elect to hold interests in the Global Notes through the Depositary, Clearstream Banking S.A. ("Clearstream") or Euroclear Bank SA/NV, as operator of the Euroclear System ("Euroclear") if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, the "U.S. Depositaries"). Except as described below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

        The Depositary has advised IBM Credit as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depositary holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers ("Clearstream Customers") and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry transfers between their accounts. Clearstream provides to Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer.

        Distributions with respect to the Notes held through Clearstream will be credited to cash accounts of Clearstream Customers in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

        Euroclear advises that it was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

        Euroclear further advises that investors that acquire, hold and transfer interests in the Notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the Global Notes.

        The Euroclear Operator advises as follows: Under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Participants credited with such interests in securities on the Euroclear Operator's records, all Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit.

        Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

        Individual certificates in respect of the Notes will not be issued in exchange for the Global Notes, except in very limited circumstances. If DTC notifies IBM Credit that it is unwilling or unable to continue as a clearing system in connection with the Global Notes, or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor clearing system is not appointed by IBM Credit within 90 days after receiving such notice from DTC or upon becoming aware that DTC is no longer so registered, IBM Credit will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the Notes represented by such Global Notes upon delivery of such Global Notes for cancellation. In the event that individual certificates are issued, holders of the Notes will be able to receive payments (including principal and interest) on the Notes and effect transfer of the Notes at the offices of IBM Credit's paying agent and transfer agent.

        Title to book-entry interests in the Notes will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the Notes may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in the Notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the Notes among Clearstream and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and DTC.

        A further description of the Depositary's procedures with respect to the Global Notes is set forth in the prospectus under "Description of the Debt Securities—Global Securities." The Depositary has confirmed to IBM Credit, the Underwriters and the trustee that it intends to follow such procedures.

Global Clearance and Settlement Procedures

        Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream Customers and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream Customers or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary's rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European, international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering interests in the Notes to or receiving interests in the Notes from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Customers and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of interests in the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits or any transactions involving interests in such Notes settled during such processing will be reported to the relevant Clearstream Customers or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the Notes by or through a Clearstream Customer or a Euroclear Participant to a DTC participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

        Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

 UNITED STATES TAXATION

General

        This section summarizes the material U.S. federal tax consequences of ownership and disposition of the Notes. However, the discussion is limited in the following ways:

  •
  The discussion only covers you if you buy your Notes in the initial offering at the price set forth on the cover page.

  •
  The discussion only covers you if you hold your Notes as capital assets (that is, for investment purposes), and if you do not have a special tax status such as:

  •
  certain financial institutions;

  •
  insurance companies;

  •
  dealers in securities;

  •
  U.S. Holders whose functional currency is not the U.S. dollar;

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes; or

  •
  persons subject to the alternative minimum tax.

  •
  The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of Notes.

  •
  The discussion does not cover you if you are an accrual method taxpayer required to recognize income no later than when such income is taken into account for financial accounting purposes.

  •
  The discussion is based on current law. Changes in the law may change the tax treatment of the Notes possibly with a retroactive effect.

  •
  The discussion does not cover state, local or foreign law.

  •
  We have not requested a ruling from the Internal Revenue Service (the "IRS") on the tax consequences of owning and disposing of the Notes. As a result, the IRS could disagree with portions of this discussion.

If you are considering buying Notes, we suggest that you consult your tax advisor about the tax consequences of holding the Notes in your particular situation.

Tax Consequences to U.S. Holders

        This section applies to you if you are a "U.S. Holder." A "U.S. Holder" is a beneficial owner of a Note that is for U.S. federal income tax purposes:

  •
  an individual U.S. citizen or resident alien;

  •
  a corporation—or entity taxable as a corporation for U.S. federal income tax purposes—that was created under U.S. law (federal or state);

  •
  an estate whose world-wide income is subject to U.S. federal income tax; or

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (ii) the trust has in effect a valid election to be treated as a U.S. person under applicable Treasury regulations.

        If a partnership holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding Notes, we suggest that you consult your tax advisor.

  Interest

  •
  If you are a cash method taxpayer (including most individual holders), you must report interest on the Notes as ordinary income when you receive it.

  •
  If you are an accrual method taxpayer, you must report interest on the Notes as ordinary income as it accrues.

  Sale, Redemption or Retirement of Notes

        On your sale, redemption or retirement of your Note:

  •
  You will have taxable gain or loss equal to the difference between the amount realized by you and your tax basis in the Note. Your tax basis in the Note is your cost, subject to certain adjustments.

  •
  Your gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if you held the Note for more than one year.

  •
  If you sell the Note between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the Note but has not yet been paid by the sale date. That amount is treated as ordinary interest income as described above under "—Interest."

  Information Reporting and Backup Withholding

        Under the tax rules concerning information reporting to the IRS:

  •
  Assuming you hold your Notes through a broker or other securities intermediary, the intermediary must provide information to the IRS and to you on IRS Form 1099 concerning interest and retirement proceeds on your Notes as well as on proceeds from sale or other disposition of the Notes, unless an exemption applies.

  •
  Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

  •
  If you are subject to these requirements but do not comply, the intermediary must withhold at a rate of 24% of all amounts payable to you on the Notes (including principal payments and sale proceeds). This is called "backup withholding." If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

  •
  All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Tax Consequences to Non-U.S. Holders

        This section applies to you if you are a "Non-U.S. Holder." A "Non-U.S. Holder" is a beneficial owner of a Note (other than a partnership) that is not a U.S. Holder.

  Withholding Taxes

        Generally, payments of principal and interest on the Notes will not be subject to U.S. withholding taxes.

        However, in the case of interest, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements:

  •
  You provide a completed Form W-8BEN or W-8BEN-E (or substitute form), as applicable, to the bank, broker or other intermediary through which you hold your Notes. The Form W-8BEN or W-8BEN-E, as applicable, contains your name, address and a statement that you are the beneficial owner of the Notes and that you are not a U.S. person.

  •
  You hold your Notes directly through a "qualified intermediary," and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. person. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

  •
  You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. To claim this exemption, you generally must complete Form W-8BEN or W-8BEN-E, as applicable, and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

  •
  The interest income on the Notes is effectively connected with the conduct of your trade or business in the U.S., and is not exempt from U.S. tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI.

        Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax under any of the following circumstances:

  •
  The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

  •
  The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

  •
  An intermediary through which you hold the Notes fails to comply with the procedures necessary to avoid withholding taxes on the Notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN or W-8BEN-E (or other documentary information concerning your status), as applicable, to the withholding agent for the Notes. However, if you hold your Notes through a qualified intermediary—or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the Notes—the qualified intermediary will not generally forward this information to the withholding agent.

  •
  You own, actually or constructively, 10% or more of the voting stock of IBM, are a "controlled foreign corporation" related directly or indirectly to IBM Credit through stock ownership, or are a bank making a loan in the ordinary course of its business. In these cases, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with the conduct of your trade or business in the U.S., and you provide us with a properly executed Form W-8BEN, W-8BEN-E or W-8ECI as discussed above.

        Interest payments made to you will generally be reported to the IRS and to you on Form 1042-S. However, this reporting does not apply to you if you hold your Notes directly through a qualified intermediary and the applicable procedures are complied with.

        The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. In addition, special rules apply to certain types of Non-U.S. Holders of Notes, including partnerships, trusts and other entities treated as pass-through entities for U.S. federal income tax purposes. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.

  Sale, Redemption or Retirement of Notes

        If you sell a Note or it is redeemed, you will not be subject to U.S. federal income tax on any gain unless one of the following applies:

  •
  The gain is connected with a trade or business that you conduct in the U.S.

  •
  You are an individual, you are present in the U.S. for at least 183 days during the taxable year in which you dispose of the Note, and certain other conditions are satisfied.

  •
  The gain represents accrued interest, in which case the rules for interest would apply.

  U.S. Trade or Business

        If you hold your Note in connection with a trade or business that you are conducting in the U.S.:

  •
  Any interest on the Note, and any gain from disposing of the Note, generally will be subject to income tax as if you were a U.S. person.

  •
  If you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the Note. This tax rate is 30%, but may be reduced or eliminated by an applicable income tax treaty.

  Estate Taxes

        If you are an individual and at the time of death you are not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes), your Notes will not be subject to U.S. estate tax when you die. However, this rule only applies if, at your death, payments on the Notes were not effectively connected with a trade or business that you were conducting in the U.S. or you did not own, actually or constructively, 10% or more of the total combined voting power of IBM.

  Information Reporting and Backup Withholding

        U.S. rules concerning information reporting and backup withholding are described above. These rules apply to Non-U.S. Holders as follows:

  •
  Principal and interest payments you receive will be automatically exempt from the usual rules if you are a non-U.S. person exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the IRS on Form 1042-S.

  •
  Sale proceeds you receive on a sale of your Notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup reporting may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S.

        In general, you may file Form W-8BEN or W-8BEN-E, as applicable, to claim an exemption from information reporting and backup withholding. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

FATCA

        Legislation referred to as the Foreign Account Tax Compliance Act ("FATCA") may impose a U.S. federal withholding tax of 30% on payments of interest or, for a disposition (including a retirement or redemption) of a debt instrument occurring after December 31, 2018, on the gross proceeds from such disposition paid to certain non-U.S. entities (whether or not such non-U.S. entity is a beneficial owner or an intermediary), including certain foreign financial institutions, unless such non-U.S. entity complies with certain reporting and disclosure obligations under FATCA. You should consult your own tax advisor regarding the possible implications of FATCA on your investment in the Notes.

UNDERWRITING

        HSBC Securities (USA) Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC are acting as joint bookrunning managers of the offering, and as representatives of the underwriters named below.

        Subject to terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and IBM Credit has agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of Floating Rate Notes to be Purchased	Principal Amount of Fixed Rate Notes to be Purchased
HSBC Securities (USA) Inc.	$	$
RBC Capital Markets, LLC
SMBC Nikko Securities America, Inc.
Wells Fargo Securities, LLC

Total	$	$

        The underwriting agreement provides that the obligation of the several underwriters to pay for and accept delivery of the Notes is subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Notes if any are taken.

        IBM Credit has been advised by the underwriters that the underwriters propose to offer the Notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and may offer some of the Notes to dealers at the public offering prices less a concession not to exceed        % of the principal amount of the Floating Rate Notes and         % of the principal amount of the Fixed Rate Notes. Any underwriter may allow, and such dealers may reallow, a concession not in excess of        % of the principal amount of the Floating Rate Notes and        % of the principal amount of the Fixed Rate Notes to certain other dealers. After the initial offering of the Notes to the public, the representatives may change the public offering prices and concessions. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The following table shows the underwriting discounts and commissions that IBM Credit will pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by IBM Credit
Per Floating Rate Note		%
Per Fixed Rate Note		%

        The Notes of each series are a new issue of securities with no established trading market. The underwriters have informed IBM Credit that they intend to make a market in the Notes but are under no obligation to do so, and such market making may be terminated at any time without notice.

        In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market prices of the Notes while the offering is in progress.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase Notes originally sold by that syndicate member.

        Any of these activities may have the effect of preventing or retarding a decline in the market prices of the Notes. They may also cause the prices of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, brokerage and corporate trust activities. The underwriters and certain of their affiliates and associates may engage in transactions with, and/or perform services, including investment banking, general financing and banking and corporate trust services for, IBM Credit and/or its affiliates in the ordinary course of business. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        IBM Credit expects to deliver the Notes against payment for the Notes on or about November                   , 2018, which will be the third business day following the date of the pricing of the Notes (this settlement cycle being referred to as "T+3"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the date of delivery hereunder should consult their own advisors.

        IBM Credit has agreed to indemnify the several underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, or contribute to payments which the underwriters may be required to make in respect thereof.

        Expenses payable by IBM Credit for this offering are estimated at $        , excluding underwriting discounts and commissions.

 OFFERING RESTRICTIONS

        The Notes are offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.

        Each of the underwriters has agreed that it will not offer, sell, or deliver any of the Notes, directly or indirectly, or distribute this prospectus supplement or accompanying prospectus or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will, to the best of the underwriters' knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on IBM Credit except as set forth in the underwriting agreement.

        Noteholders may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country in which the Notes were purchased. These taxes and charges are in addition to the issue price set forth on the cover page.

European Economic Area

        The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to IBM Credit; and

  (b)
  it has complied with, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Canada

        The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto), together with the attached prospectus dated August 17, 2017, contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

 LEGAL OPINIONS

        The validity of the Notes offered hereby will be passed upon for IBM Credit by Todd Hutchen, Vice President, General Counsel and Secretary of IBM Credit, and for the underwriters by Davis Polk & Wardwell LLP, New York, New York. Mr. Hutchen, together with members of his family, owns and has other interests in shares of common stock of IBM. Davis Polk & Wardwell LLP provides legal services to IBM Credit from time to time.

EXPERTS

        The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

IBM Credit LLC

DEBT SECURITIES

        When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. This prospectus may not be used to complete sales of securities unless accompanied by a prospectus supplement. The securities are solely our obligations and will not be guaranteed by International Business Machines Corporation. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest.

        The mailing address of our principal executive office is 1 North Castle Drive Armonk, New York 10504-1785. Our telephone number is (914) 765-1900.

        Investing in our securities involves certain risks. See "Risk Factors" beginning on page 4 and the risk factors described in our registration statement on Form 10, as amended, which is incorporated by reference herein, as well as in any other recently filed annual, quarterly or current reports and, if any, in the relevant prospectus supplement.

        These securities have not been approved by the Securities and Exchange Commission (SEC) or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See "Plan of Distribution." If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The date of this prospectus is August 17, 2017.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we have filed with the U.S. Securities and Exchange Commission using a "shelf" registration process. Using this process we may offer securities or any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any applicable pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

SUMMARY

        This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read this document with any applicable prospectus supplement. Together these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference into this prospectus for information on us and our financial statements. Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

About IBM Credit LLC

        IBM Credit LLC, a Delaware limited liability company (IBM Credit, the company, we or us), is an indirect, wholly owned subsidiary of International Business Machines Corporation (IBM). All of the limited liability company interests in IBM Credit LLC are owned by IBM GF International Holdings LLC, a Delaware limited liability company (the Member), which is also an indirect, wholly owned subsidiary of IBM. IBM Credit is engaged in providing financing solutions for information technology (IT) hardware, software and services.

        IBM Credit was originally established as a subsidiary of IBM to provide financing solutions and remanufacturing and remarketing operations, in each case primarily for IBM products sold in the United States. Today, the company maintains a global organizational structure aligned with its operating segments, Client Financing and Commercial Financing. Client Financing primarily provides financing to end-user clients, which consist primarily of large, medium-sized and small corporations and other businesses, for their purchase of IBM products and services and original equipment manufacturers' (OEM) IT products and services, in each case in order to finance clients' total solution requirements. Client Financing also provides loans to IBM to finance the acquisition of IT assets used in client services contracts. We believe that the financing arrangements are predominantly for products and services that are critical to the end-user clients' business operations. Commercial Financing provides working capital financing to suppliers, distributors and resellers of IBM and OEM IT products and services.

        IBM Credit has the benefit of both deep knowledge of the company's and IBM's client base and insight into the hardware, software and services traditionally financed. These factors allow us to effectively manage two of the major risks associated with financing: credit and residual value. These risks and others are discussed more fully in Item 3, under the heading "Risk Factors." We also maintain long-term relationships with its clients through various stages of the IT asset life cycle—including initial purchase, technology upgrades and end-of-lease asset disposition.

Debt Securities

        We may offer unsecured general obligations of our company, referred to in this prospectus as the "debt securities." The debt securities will have the same rank as all of our other unsecured, unsubordinated debt. In addition, the debt securities will be effectively subordinated to creditors of our subsidiaries. See "Description of the Debt Securities."

Ratio of Earnings from Continuing Operations to Fixed Charges

        We compute the ratio of earnings from continuing operations to fixed charges by dividing income from continuing operations before income taxes (which excludes (a) amortization of capitalized interest and (b) IBM Credit's share in the income and losses of less than 50% owned affiliates) and fixed charges (excluding capitalized interest) by fixed charges. Fixed charges consist of interest expense, capitalized interest and that portion of rental expense deemed to be representative of interest.

		Year Ended December 31,
	Six months ended June 30, 2017
		2016	2015	2014	2013	2012
Ratio of earnings from continuing operations to fixed charges (unaudited)	2.88	2.98	2.68	2.51	3.10	3.38

RISK FACTORS

        Before you invest in securities issued by IBM Credit, you should carefully consider the risks involved. Accordingly, you should carefully consider:

  •
  the information contained in or incorporated by reference into this prospectus,

  •
  the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities,

  •
  the risks described below and in our Registration Statement on Form 10 (File No. 000-55786), as amended (the Form 10) and in any Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which we have filed since our Form 10, each of which is incorporated by reference into this prospectus, and

  •
  other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

        The discussion of risks related to our business or the debt securities contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer.

Risks Related to the Debt Securities

        We cannot assure you that active trading markets will develop or be maintained for any series of the debt securities.    A secondary market may never develop or be maintained for any series of the debt securities. If a secondary market does develop, it may not continue or it may not be sufficiently liquid to allow you to resell your debt securities if or when you want to or at a price that you consider acceptable. From time to time, agents may make a market in certain series of the debt securities, but any market making may be discontinued at any time without notice. In addition, the liquidity of the trading markets in any series of the debt securities, if any, and the market prices quoted for such series of debt securities, if any, may be adversely affected by changes in the overall market for this type of debt security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

        An adverse rating of the Company or any series of the debt securities may cause their trading prices to fall.    We may seek ratings on certain series of debt securities. Changes by any rating agency to IBM Credit's outlook or credit ratings or the credit ratings of any series of debt securities can negatively impact the trading prices and liquidity of such debt securities.

        The debt securities will be effectively subordinated to the liabilities of IBM Credit's subsidiaries and to any secured debt that we may incur.    The debt securities will be effectively subordinated to all liabilities of our subsidiaries and all liabilities guaranteed by our subsidiaries, including their debt and trade payables. None of our subsidiaries has guaranteed or otherwise become obligated with respect to the debt securities. Our right to receive assets from any of our subsidiaries upon its liquidation or reorganization, and the right of the holders of the debt securities to participate in those assets, is structurally subordinated to claims of that subsidiary's creditors. IBM Credit and our subsidiaries will be permitted under the terms of the indenture to incur certain additional indebtedness or otherwise enter into agreements that may restrict or prohibit our subsidiaries from the making of distributions, the payment of dividends or the making of loans to us. None of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Contractual or other legal restrictions may also limit our subsidiaries' ability to pay dividends or make distributions, loans or advances to us. For these reasons, there can be no assurance that our subsidiaries will make dividends or distributions to us to enable us to pay interest or principal on our existing indebtedness or the debt securities.

        In addition, the debt securities will be effectively subordinated to any secured debt we may incur in the future to the extent of the value of the assets securing such debt. Although the indenture will limit our ability to incur secured debt or grant liens, any limitations will be subject to a number of significant qualifications and exceptions, including exceptions permitting us to grant liens on our receivables in connection with certain permitted receivables transactions. If we default on any series of debt securities, or become bankrupt, liquidate or reorganize, any secured creditors could use our assets securing their debt to satisfy their secured debt in full before holders of the debt securities would receive any payment on the debt securities.

        The covenants in the indenture will not necessarily restrict our ability to take actions that may impair our ability to repay the debt securities.    Although the indenture (as defined below) will include covenants that will restrict us from taking certain actions, the terms of these covenants include important exceptions which you should review carefully before investing in the debt securities. Notwithstanding the covenants in the indenture, we expect that we will continue to be able to incur substantial additional indebtedness, including secured indebtedness, which may adversely affect our ability to perform our obligations under the indenture and the debt securities. This could also lead to the credit rating on any series of the debt securities being lowered or withdrawn.

        IBM is not a guarantor of the debt securities and may have interests that conflict with those of the holders.    IBM Credit is a wholly owned subsidiary of IBM. IBM is not a guarantor of, or in any way obligated in connection with, the payment of the debt securities issued by IBM Credit. IBM controls our fundamental corporate policies and transactions, including the appointment of our board of managers. The interests of IBM as an indirect equity holder and as the ultimate parent of a captive finance subsidiary may differ from your interests as a holder of the debt securities. For example, IBM may have an interest in pursuing, or causing us to pursue, transactions that, in its judgment, could enhance its equity investment in us or the value of its other businesses, even though those transactions might involve risks to holders of the debt securities.

 FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus or any accompanying prospectus supplement may constitute forward-looking statements. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. These statements, by their nature, address matters that are uncertain to different degrees. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Words such as "anticipates," "believes," "expects," "estimates," "intends," "plans," "projects" and similar expressions, may identify such forward-looking statements. Any forward-looking statement in this prospectus or any accompanying prospectus supplement speaks only as of the date on which it is made. We assume no obligation to update or revise any forward-looking statements. Readers should carefully review the cautionary statements set forth under "Risk Factors" as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and from historical trends. Those cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this prospectus or any accompanying prospectus supplement, including those statements incorporated by reference.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC's web site at (http://www.sec.gov).

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding any portion of such documents that are "furnished" but not "filed" for purposes of the Exchange Act) until our offering is completed:

  i.
  Registration Statement on Form 10 (File No. 000-55786), as amended, filed on June 22, 2017 (except for the financial statements and related audit opinion which have been superseded by the financial statements and audit opinion included within our Current Report on Form 8-K filed on July 25, 2017);

  ii.
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2017; and

  iii.
  Current Report on Form 8-K filed on July 25, 2017.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and at no cost, a copy of the documents referred to above that we have incorporated by reference into this prospectus. You can request copies of such documents if you write us at the following address:

IBM Credit LLC
1 North Castle Drive
Armonk, NY 10504
Attention: Office of External Financial Reporting

or call us at 914-765-1900.

        We have not authorized anyone else to provide you with any information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

 USE OF PROCEEDS

        Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries or the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF THE DEBT SECURITIES

        The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

        The debt securities will be issued under an indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. This indenture, a form of which is included as an exhibit to the registration statement of which this prospectus is a part, is referred to herein as the "indenture." When we refer to the indenture in this prospectus, we are referring to the indenture, as supplemented by any supplemental indenture.

        The following is a summary of some of the important provisions of the indenture. A copy of the entire indenture is an exhibit to the registration statement of which this prospectus is a part. Section references below are to the section in the indenture. We encourage you to read the indenture.

        This description does not purport to be complete and is subject to, and qualified in its entirety by the indenture, any applicable prospectus supplement, and the provisions of the Trust Indenture Act of 1939, as amended.

General

        The indenture does not limit the amount of debt securities that we may issue. The indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The debt securities may be issued in one or more separate series of debt securities. The prospectus supplement relating to the particular series of debt securities being offered will describe the particular amounts, prices and terms of those debt securities. These terms may include:

  •
  the title of the debt securities;

  •
  any limit upon the aggregate principal amount of the debt securities;

  •
  the maturity date or dates, or the method of determining the maturity dates;

  •
  the interest rate or rates, or the method of determining those rates;

  •
  the interest payment dates and, for debt securities in registered form, the regular record dates;

  •
  the place or places where payments may be made;

  •
  any mandatory or optional redemption provisions;

  •
  any sinking fund or analogous provisions;

  •
  any conversion or exchange provisions;

  •
  any terms for the attachment to the debt securities of other rights to purchase or sell our securities;

  •
  the portion of principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

  •
  any deletions of, or changes or additions to, the events of default or covenants;

  •
  if other than U.S. dollars, the currency, currencies or composite currencies, in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

  •
  the method of determining the amount of any payments on the debt securities that are linked to an index;

  •
  whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

  •
  any terms relating to the delivery of the debt securities;

  •
  whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons for any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

  •
  the person to whom any interest on the debt securities will be payable, if other than the registered holder, and the manner in which it shall be payable; and

  •
  any other specific terms of the debt securities. (Sections 202 and 301)

Unless we otherwise specify in the prospectus supplement:

  •
  the debt securities will be registered debt securities;

  •
  registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000; and

  •
  bearer debt securities denominated in U.S. dollars will be issued in denominations of $5,000. Debt securities may bear legends required by U.S. Federal tax law and regulations. (Section 401)

        If any of the debt securities are sold for any foreign currency or currency unit, or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information relating to the debt securities and the foreign currency or currency unit.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information that we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

        IBM Credit may in the future, without the consent of the holders, increase the outstanding principal amount of any series of debt securities on the same terms and conditions and with the same CUSIP numbers as debt securities of that series previously issued. Any such additional debt securities will vote together with all other debt securities of the same series for purposes of amendments, waivers and all other matters with respect to such series.

Exchange, Registration and Transfer

        Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.

        The designated security registrar in the United States for the debt securities is The Bank of New York Mellon Trust Company, N.A., located at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262.

        If debt securities are issuable in both registered and bearer form, the bearer securities will be exchangeable for registered securities. If a bearer security with related coupons is surrendered in exchange for a registered security between a record date and the date set for the payment of interest, the bearer security will be surrendered without the coupon relating to that interest payment. That interest payment will be made only to the holder of the coupon when due.

        We will not be required to:

  •
  issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 business days before any selection of debt securities of that series to be redeemed and the close of business on:

  •
  the day of mailing of the relevant notice of redemption (if debt securities of the series are issuable only in registered form), and

  •
  the day of the first publication of the relevant notice of redemption (if the debt securities of the series are issuable in bearer form) or,

  •
  the day of mailing of the relevant notice of redemption (if the debt securities of the series are issuable in bearer and registered form) and there is no publication;

  •
  register the transfer of, or exchange, any registered security selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

  •
  exchange any bearer security selected for redemption, except to exchange it for a registered security that is simultaneously surrendered for redemption. (Section 404)

Payment and Paying Agent

        We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of the paying agent. Payment of interest on fully registered securities may be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indenture. (Sections 406 and 410)

        We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of the paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. (Sections 410 and 1102)

        If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release any unclaimed amounts to us. (Section 1103)

        Our paying agent in the United States for the debt securities is The Bank of New York Mellon Trust Company, N.A., located at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global certificates. Those certificates will be deposited with a depositary that we will identify in a prospectus supplement. Global debt securities may be issued in either registered or bearer form and can be in either temporary or definitive form. All global securities in bearer form will be deposited with a depositary outside of the United States. We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the prospectus supplement.

        Other than for payments, we can treat a person having a beneficial interest in a definitive global security as the holder of the principal amount of outstanding debt securities represented by the global security. For these purposes, we can rely upon a written statement delivered to the trustee by the holder of the definitive global security, or, in the case of a definitive global security in bearer form, by the operator of the Euroclear Bank SA/NV (Euroclear) or Clearstream Banking S.A. (Clearstream). (Section 411)

        Neither we, the trustee nor any of our respective agents will be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 411)

Temporary Global Securities

        All or any portion of the debt securities of a series that are issuable in bearer form initially may be represented by one or more temporary global securities, without interest coupons. The temporary global securities will be deposited with a depositary in London for Euroclear and Clearstream for credit to the accounts of the beneficial owners of the debt securities or to such other accounts as they may direct.

        On and after an exchange date provided in the applicable prospectus supplement, each temporary global security will be exchangeable for definitive debt securities in bearer form, registered form, definitive global bearer form or a combination of these, as will be specified in the prospectus supplement.

        No bearer security delivered in exchange for a portion of a temporary global security will be mailed or delivered to any location in the United States. (Sections 402 and 403)

        Interest on a temporary global bearer security will be paid to Euroclear and/or Clearstream for the portion held for its account only after a certificate is delivered to the trustee stating that the portion:

  •
  is not beneficially owned by a United States person;

  •
  has not been acquired by or on behalf of a United States person, or for offer to resell or for resale to a United States person or any person inside the United States; or

  •
  if a beneficial interest has been acquired by a United States person, that:

  •
  such person is a financial institution (as defined in the Internal Revenue Code), purchasing for its own account or has acquired the debt security through a financial institution; and

  •
  the debt securities are held by a financial institution that has agreed in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations thereunder, and that it did not purchase for offer to resell or resale inside the United States.

        The certificate must be based on statements provided by the beneficial owners of interests in the temporary global security. Each of Euroclear and Clearstream will credit the interest received by it to the accounts of the beneficial owners of the debt security, or to other accounts as they may direct. (Section 403)

Definitive Global Securities

        Bearer securities.    The applicable prospectus supplement will describe the exchange provisions, if any, of debt securities issuable in definitive global bearer form. We will not deliver any bearer securities in exchange for a portion of a definitive global security to any location in the United States. (Section 404)

        U.S. Book-entry securities.    Debt securities of a series represented by a definitive global registered security and deposited with or on behalf of a depositary in the United States will be registered in the name of the depositary or its nominee. These securities are referred to as "book-entry securities."

        When a global security is issued and deposited with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global security to the accounts of institutions that have accounts with the depositary or its nominee. Institutions that have accounts with the depositary or its nominee are referred to as "participants."

        The accounts to be credited shall be designated by the underwriters or agents for the sale of such book-entry securities or by us, if we offer and sell those securities directly.

        Ownership of book-entry securities is limited to participants or persons that may hold interests through participants. In addition, ownership of these securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee or by participants or persons that hold through other participants.

        So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or nominee will be considered the sole owner or holder of the book-entry securities represented by the global security for all purposes under the indenture. Payments of principal, interest and premium on those securities will be made to the depositary or its nominee as the registered owner or the holder of the global security.

        Owners of book-entry securities:

  •
  will not be entitled to have the debt securities registered in their names;

  •
  will not be entitled to receive physical delivery of the debt securities in definitive form; and

  •
  will not be considered the owners or holders of those debt securities under the indenture.

        The laws of some jurisdictions require that purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to purchase or transfer book-entry securities.

        We expect that the depositary for book-entry securities of a series will immediately credit participants' accounts with payments received by the depositary or nominee in amounts proportionate to the participants' beneficial interests as shown on the records of such depositary.

        We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." The payments by participants to the owners of beneficial interests will be the responsibility of those participants.

Practical Implications of Holding Debt Securities in Street Name

        Investors who hold debt securities in accounts at banks or brokers will not generally be recognized by us as the legal holders of debt securities. Since we recognize as the holder the bank or broker, or the financial institution the bank or broker uses to hold its debt securities, it is the responsibility of these intermediary banks, brokers and other financial institutions to pass along principal, interest and other payments on the debt securities, either because they agree to do so in their agreements with their customers, or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes additional fees or charges;

  •
  how it would handle voting and related issues if ever required;

  •
  how it would pursue or enforce rights under the debt securities if there were a default or other event triggering the need for direct holders to act to protect their interests; and

  •
  whether and how it would react on other matters which are important to persons who hold debt securities in "street name."

Ranking

        The debt securities will be unsecured and will rank equally with all of our other unsecured and non-subordinated debt.

Covenants

        Limitation on merger, consolidation and certain sales of assets.    We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our assets to another person provided that:

  •
  we are the surviving person or the successor is a U.S. person;

  •
  the successor assumes on the same terms and conditions all the obligations under the debt securities and the indenture; and

  •
  immediately after giving effect to the transaction, there is no event of default under the indenture. (Section 901)

        The remaining or acquiring person (if not us) will take over all of our rights and obligations under the indenture. (Section 902)

        Limitation on liens.    Neither we nor any Restricted Subsidiary will create, assume, incur or guarantee any indebtedness that is secured by a lien (other than Permitted Liens) upon any of our or its assets without securing the debt securities equally and ratably with, or prior to, the indebtedness secured by such lien so long as such indebtedness shall be outstanding and so secured. The following will constitute Permitted Liens:

  1.
  liens on assets of, or on any equity interests or debt of, any person existing at the time such person becomes a Restricted Subsidiary;

  2.
  liens on assets (including equity interests or debt) existing at the time we or any Restricted Subsidiary acquired (in any manner whatsoever) such assets;

  3.
  liens on assets securing indebtedness incurred by us or any Restricted Subsidiary to finance or refinance all or any portion of the cost of the acquisition (including through the acquisition of the equity interests of any person owning such assets), lease, improvement, development, construction or commencement of commercial operation of such assets; provided that such indebtedness (or the indebtedness refinanced thereby) is incurred and such liens (or the liens securing such refinanced indebtedness) are created or placed thereon within one year after the date of such acquisition, lease, improvement, development, construction or commencement of commercial operation;

  4.
  liens in favor of us or any subsidiary;

  5.
  liens in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute or deposits with any governmental body required by statute or regulation in connection with the conduct of the business by us or any Restricted Subsidiary;

  6.
  liens on receivables and any related assets and proceeds thereof securing indebtedness incurred and payable outside the United States;

  7.
  liens incurred (no matter when created) in connection with our or a Restricted Subsidiary's engaging in leveraged or single-investor lease transactions, provided that the instrument creating or evidencing any borrowings secured by such lien shall provide that such borrowings are payable solely out of the income and proceeds of the assets subject to such lien and are not a general obligation of us or such Restricted Subsidiary;

  8.
  liens securing the performance of any contract or undertaking not in connection with the borrowing of money, the obtaining of advances or credit or the guaranteeing or securing of obligations therefor;

  9.
  liens securing any hedging obligations;

  10.
  liens on receivables and related assets and proceeds thereof arising in connection with Permitted Receivables Transactions;

  11.
  liens on assets acquired or sold by us or any Restricted Subsidiary resulting from the exercise of any rights arising out of defaults on receivables, and liens deemed to exist in connection with the subrogation rights of providers of credit insurance in respect of receivables;

  12.
  the replacement, extension or renewal (or successive replacements, extensions or renewals), in whole or in part, of any lien referred to in the foregoing clauses (1) through (11) and of the indebtedness secured thereby; provided, however, that (A) the replacement, extension or renewal of any such lien shall be limited to all or a part of the assets that were subject to (or would, under the terms of the applicable documentation, have been subject to) the lien extended or renewed (plus improvements on such assets) and (B) the aggregate principal amount of the indebtedness secured by such lien at such time is not increased; and

  13.
  other liens, in addition to those referred to in the foregoing clauses (1) through (12), securing indebtedness so long as the aggregate principal amount of indebtedness secured by liens pursuant to this clause (13) at the time of (and giving effect to) the incurrence of such other liens does not exceed 15% of Consolidated Net Tangible Assets.

        We think it is also important for you to note that the holders of a majority in principal amount of all affected series of outstanding debt securities may waive compliance with each of the above covenants. (Section 1106)

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities. (Section 501)

        The indenture contains a provision that permits us to elect:

  1.
  to be discharged after 90 days from all of our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding; and/or

  2.
  to be released from our obligations under the following covenants and from the consequences of an event of default or cross-default resulting from a breach of these covenants:

  a.
  the limitations on mergers, consolidations and sale of assets, and

  b.
  the limitations on liens under the indenture.

        To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars. This amount may be made in cash, and/or foreign government securities if the debt securities are denominated in a foreign currency. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the action. (Section 503)

        If either of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. (Sections 501 and 503)

Events of Default, Notice and Waiver

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in principal amount of the debt securities of the series or, in the case of a bankruptcy or insolvency event of default, of all series (voting as a class) with respect to which such event of default has occurred and is continuing, may declare the entire principal amount of all the debt securities of that series to be due and payable immediately.

        The declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the debt securities of that series. However, payment defaults that are not cured may only be waived by all holders of the debt securities. (Sections 602 and 613)

        The indenture defines an event of default in connection with any series of debt securities as one or more of the following events:

  •
  we fail to pay interest on any debt security of the series for 30 days when due;

  •
  we fail to pay the principal or any premium on any debt securities of the series when due;

  •
  we fail to make any sinking fund payment for 30 days when due;

  •
  we fail to perform any other covenant in the debt securities of the series or in the indenture relating to debt securities of that series for 90 days after being given notice; and

  •
  we enter into bankruptcy or become insolvent.

        An event of default for one series of debt securities is not necessarily an event of default for any other series of debt securities. (Section 601)

        The indenture requires the trustee to give the holders of a series of debt securities notice of a default for that series within 90 days unless the default is cured or waived. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default. (Section 702)

        Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable indemnification. (Section 703)

        Generally, the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. (Section 612)

        The indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists. (Section 1105)

        Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification of the Indenture

        Together with the trustee, we may modify the indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, securing or adding guarantees for the benefit of any debt securities, curing mistakes or ambiguities, conforming the text of indenture to the description thereof in any applicable prospectus, permitting or facilitating the defeasance, covenant defeasance, satisfaction or discharge of any debt securities of any series, complying with the Trust Indenture Act of 1939, complying with U.S. withholding tax laws or preventing the debt securities from becoming subject to any withholding or other taxes or assessments and other purposes that do not adversely affect the holders in any material respect. (Section 1001)

        Together with the trustee, we may also make modifications and amendments to the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series, acting as one class. However, without the consent of each affected holder, no modification may:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium (if any) or rate of interest on any debt security;

  •
  change any place of payment or the currency in which any debt security is payable;

  •
  impair the right to enforce any payment after the stated maturity or redemption date;

  •
  adversely affect the terms of any conversion right;

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  reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture;

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  change any of our obligations for any outstanding series of debt securities to maintain an office or agency in the places and for the purposes specified in the indenture for that series; or

  •
  change the provisions in the indenture that relate to its modification or amendment. (Section 1002)

Meetings

        The indenture contains provisions for convening meetings of the holders of debt securities of a series. (Section 1401)

        A meeting may be called at any time by the trustee, upon request by us or upon request by the holders of at least 10% in principal amount of the outstanding debt securities of the series. In each case, notice will be given to the holders of debt securities of the series. (Section 1402)

        Persons holding a majority in principal amount of the outstanding debt securities of a series will constitute a quorum at a meeting. A meeting called by us or the trustee that did not have a quorum may be adjourned for not less than 10 days, and if there is not a quorum at the adjourned meeting, the meeting may be further adjourned for not less than 10 days.

        Generally, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, to change the amount or timing of payments under the debt securities, every holder in the series must consent.

        In addition, if the indenture provides that an action may be taken by the holders of a specified percentage in principal amount of outstanding debt securities of a series, that action may be taken at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons. (Section 1404)

Notices to Holders

        In most instances, notices to holders of bearer securities will be given by publication at least once in a daily newspaper in The City of New York and in London. Notices may also be published in another city or cities as may be specified in the securities. In addition, notices to holders of bearer securities will be mailed to those persons whose names and addresses were previously filed with the applicable trustee. Notice to holders of registered securities will be given by mail to the addresses of the holders as they appear in the security register. Notices to holders of securities that are issued in global form may be made electronically pursuant to the applicable procedures of the depositary. (Section 106)

Title

        Title to any bearer securities and any related coupons will pass by delivery. We, the trustee and any agent of ours or of the trustee may treat the holder of any bearer security or related coupon as the absolute owner of that security for all purposes. We may also treat the registered owner of any registered security as the absolute owner of that security for all purposes. (Section 407)

Replacement of Securities and Coupons

        We think it is very important for you to keep your securities safe. If you do not, you will have to follow these procedures. We will replace debt securities or coupons that have been mutilated, but you will have to pay for the replacement, and you will have to surrender the mutilated debt security or coupon to the security registrar first. Debt securities or coupons that become destroyed, stolen or lost will only be replaced by us, again at your expense, upon your providing evidence of destruction, loss or theft that we and the security registrar are willing to accept. In the case of a destroyed, lost or stolen debt security or coupon, we may also require you, as the holder of the debt security or coupon, to indemnify the security registrar and us before we will issue any replacement debt security or coupon. (Section 405)

Governing Law

        The indenture, the debt securities and the coupons will be governed by, and construed under, the laws of the State of New York.

Our Relationship with the Trustee

        We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the indenture.

Definitions

        "Consolidated Net Tangible Assets" means the total assets of us and our subsidiaries, less current liabilities and intangible assets. We include in intangible assets the balance sheet value of:

  •
  all trade names, trademarks, licenses, patents, copyrights and goodwill;

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  organizational and development costs;

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  deferred charges other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible items we are amortizing; and

  •
  unamortized debt discount and expense minus unamortized premium.

We do not include in intangible assets any program products.

        "Permitted Receivables Transaction" means any facility, arrangement, transaction or agreement pursuant to which the company or any Restricted Subsidiary (i) finances receivables that it has acquired or originated with borrowings from another Person, or (ii) sells, transfers or grants participation interests in receivables that it has acquired or originated (and, in certain cases, related assets, including, in the case of receivables under leases, the assets subject to such leases) to, another person, and (iii) in connection with any of the foregoing, may grant liens to, or permit filings of financing statements by, such other person against the company or its Restricted Subsidiaries, as applicable, relating to the subject receivables, related assets and/or proceeds.

        "Restricted Subsidiary" means:

  1.
  any of our subsidiaries:

  a.
  which is organized under the laws of any state of the United States or the District of Columbia; and

  b.
  in which the investment of us and all other subsidiaries exceeds 0.15% of Consolidated Net Tangible Assets as of the date of such determination; and

  2.
  any other subsidiary that the Board of Managers may designate as a Restricted Subsidiary.

PLAN OF DISTRIBUTION

        We may sell the debt securities:

  •
  through underwriters;

  •
  through agents; or

  •
  directly to purchasers.

        In this connection, we may also make sales through the internet or through other electronic means. Since we may from time to time elect to offer debt securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. Such a bidding or ordering system may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. For example, the clearing spread could be indicated as a number of "basis points" above an index treasury note. Of course, many pricing methods can and may also be used.

        Upon completion of such an auction process, debt securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which debt securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the internet or other electronic bidding process or auction.

        Many variations of internet or other electronic auction or pricing and allocation systems are likely to be developed in the future as new technology evolves, and we may utilize such systems in connection with the sale of debt securities. The specific rules of such an auction would be described to potential bidders in a prospectus supplement. You should review carefully the auction and other rules we will describe in a prospectus supplement in order to understand and participate intelligently in the applicable offering.

        We will describe in a prospectus supplement the particular terms of the offering of the securities, including the following:

  •
  the names of any underwriters;

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  the purchase price and the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

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  any securities exchanges on which the securities of the series may be listed; and

  •
  any other information we think is important.

        If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, either at a fixed public offering price, or at varying prices determined at the time of sale.

        The debt securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Debt securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the debt securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

        Agents and underwriters may be entitled to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act, or to contribution for payments that the agents or underwriters may be required to make relating to those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        Each series of debt securities may be a new issue of securities with no established trading market. Any underwriter may make a market in the debt securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot and will not give any assurances as to the liquidity of the trading market for any of our debt securities.

 LEGAL OPINIONS

        The legality of the securities will be passed upon by Todd Hutchen, our Vice President, General Counsel and Secretary.

EXPERTS

        The financial statements incorporated in this prospectus by reference to IBM Credit LLC's Current Report on Form 8-K, filed with the SEC on July 25, 2017, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.